EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 15, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (February 2011 – January 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	4.1%	6.0%	6.0%	-9.7%	-2.1%	-4.8%	0.5%	-4.8%	10.6%	-28.7%	-0.4	-0.6
B**	4.1%	5.9%	5.9%	-10.3%	-2.7%	-5.4%	-0.2%	-5.4%	10.6%	-30.8%	-0.5	-0.7
Legacy 1***	3.9%	5.8%	5.8%	-7.9%	-0.2%	-2.8%	N/A	-2.8%	10.4%	-23.7%	-0.2	-0.4
Legacy 2***	3.9%	5.8%	5.8%	-8.1%	-0.3%	-3.1%	N/A	-3.1%	10.4%	-24.4%	-0.2	-0.4
Global 1***	3.9%	5.8%	5.8%	-8.0%	0.2%	-2.4%	N/A	-2.4%	10.3%	-21.9%	-0.2	-0.3
Global 2***	4.0%	5.9%	5.9%	-8.1%	0.0%	-2.6%	N/A	-2.6%	10.3%	-22.4%	-0.2	-0.3
Global 3***	4.0%	5.9%	5.9%	-9.5%	-1.5%	-4.2%	N/A	-4.2%	10.3%	-26.2%	-0.4	-0.5

S&P 500 Total Return Index****	-2.2%	-7.9%	-7.9%	-3.8%	10.1%	10.2%	6.1%	10.2%	12.3%	-16.3%	0.9	1.3
Barclays Capital U.S. Long Gov Index****	1.9%	3.7%	3.7%	-5.4%	5.0%	8.9%	7.1%	8.9%	11.4%	-15.5%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					34%
Energy	13%	Short	Crude Oil	4.0%	Short	14%	Short	Crude Oil	4.0%	Short
			Brent Crude Oil	3.5%	Short			Brent Crude Oil	3.5%	Short
Grains/Foods	9%	Short	Corn	2.5%	Short	9%	Short	Corn	2.6%	Short
			Soybean Meal	1.4%	Short			Soybean Meal	1.4%	Short
Metals	11%	Short	Gold	2.4%	Short	11%	Short	Gold	2.5%	Short
			Silver	1.8%	Short			Silver	1.8%	Short
FINANCIALS	67%					66%
Currencies	27%	Long $	Euro	4.5%	Short	27%	Long $	Euro	4.6%	Short
			Canadian Dollar	2.9%	Short			Canadian Dollar	3.0%	Short
Equities	14%	Short	Russell 2000	2.3%	Short	13%	Short	Russell 2000	2.2%	Short
			Hang Seng Index	1.4%	Short			Hang Seng Index	1.4%	Short
Fixed Income	26%	Long	Bunds	3.5%	Long	26%	Long	Bunds	3.6%	Long
			Long Gilts	3.0%	Long			Long Gilts	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Prices in the crude oil markets fell more than 11% on speculation sanctions against Iran may be lifted, which would further expand global supplies.  Natural gas prices declined to a multi-week low because of forecasts for upcoming warm weather.

Grains/Foods
Sugar prices rallied on forecasts for increased demand from China and because of drought conditions in India.  Coffee markets fell due to increased production from Vietnam.  In the grains markets, wheat prices moved lower because of weak export forecasts and soybeans fell due to strong output data from South America.

Metals
Gold markets finished a volatile week lower after the global equity markets rebounded and reduced demand for safe-haven assets.  Strength in the U.S. dollar also put pressure on gold prices.  Copper markets fell nearly 4% due to forecasts for continued weak global industrial demand.

Currencies
The Canadian dollar fell to a 13-year low against the U.S. dollar due to weakness in the energy markets.  The Japanese yen rallied when a late-week selloff in the global equity markets stoked demand for safe-haven assets.  The British pound moved lower due to beliefs the Bank of England will continue to delay raising U.K. interest rates.

Equities	Global equity markets finished lower due to ongoing concerns surrounding the Chinese economy and the impact of steep declines in the crude oil markets.
Fixed Income
U.S. Treasury and German Bund prices rallied higher after weakness in the equity sector supported demand for safe-haven assets.  Disappointing U.S. economic indicators, including a decline in U.S. retail sales, also pushed debt prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.